UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 13, 2007
Dana Corporation

(Exact name of registrant as specified in its charter)

Virginia	1-1063	34-4361040

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4500 Dorr Street, Toledo, Ohio	43615

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (419) 535-4500
Not applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Dana Corporation (Dana) and certain of its subsidiaries (collectively, the Debtors) are operating under Chapter 11 of the United States Bankruptcy Code. The Debtors’ Chapter 11 cases (collectively, the Bankruptcy Cases) are pending in the United States Bankruptcy Court for the Southern District of New York (the Bankruptcy Court), where they have been consolidated under the caption In re Dana Corporation, et al., Case No. 06-10354 (BRL).
     On November 13, 2007, Dana approved amendments to certain nonqualified deferred compensation plans of Dana in which Dana employees, including certain named executive officers, as well as directors and retirees participate. The compensation plans and a description of the respective amendments to such plans are set forth below:
Dana Corporation Excess Benefits Plan, as amended and restated (the “EBP”)
     The EBP was amended to freeze participation in and future interest credit accruals under the EBP effective as of November 1, 2007. All future service credit accruals under the EBP were frozen as of July 1, 2007. In addition, the EBP was amended to permit a special one-time election for participants in the EBP to receive a lump sum payout in 2008 of their accrued benefits as a resolution of these claims, a majority of which are unsecured claims, pursuant to Dana’s plan of reorganization submitted to the Bankruptcy Court and the bankruptcy claims distribution rules. Any participant who has an undistributed accrued benefit in the EBP as of November 1, 2007 is entitled to elect to receive a payment of his or her benefit under the EBP during 2008 (but not before the date on which a plan of reorganization for Dana as confirmed by the Bankruptcy Court takes effect) regardless of whether the employee has terminated active employment with Dana prior to the date of payment. Finally, the EBP was amended to comply with the documentary requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).
Dana Corporation Supplemental Benefits Plan, as amended and restated (the “SBP”)
     The SBP was amended to freeze future participation in and benefit accruals under the SBP effective as of November 1, 2007. Further, the amendment includes a special one-time election for participants in the SBP to receive a lump sum payout in 2008 of their accrued benefits as a resolution of these claims, a majority of which are unsecured claims, pursuant to Dana’s plan of reorganization and the bankruptcy claims distribution rules. Any participant in the SBP who has an undistributed accrued benefit in SBP as of November 1, 2007 is entitled to elect to receive a payment of his or her benefit under the Supplemental Plan during 2008 (but not before the date on which a plan of reorganization for Dana as confirmed by the Bankruptcy Court takes effect) regardless of whether the employee has terminated active employment with Dana prior to the date of payment. Finally, the SBP was amended to comply with the documentary requirements of Section 409A of the Code.
Dana Corporation Additional Compensation Plan, as amended and restated (the “ACP”)
     The ACP was amended to allow a special one-time election for participants in the ACP, a deferred compensation program under which there were no new accurals after December 31, 2004, to receive a lump sum payout in 2008 of their accrued benefits as a resolution of these claims, a majority of which are unsecured claims, pursuant to Dana’s plan of reorganization and the bankruptcy claims distribution rules. Any participant who has an undistributed accrued benefit in the ACP as of November 1, 2007 is entitled to elect to receive a payment of his or her benefit under the ACP during 2008 (but not before the date on which a plan of reorganization for Dana as confirmed by the Bankruptcy Court takes effect) regardless of whether the employee has terminated active employment with Dana prior to the date of payment. The ACP was also amended to comply with the documentary requirements of Section 409A of the Code.
Dana Corporation Director Deferred Fee Plan, as amended and restated (the “DDFP”)
     The DDFP was amended to allow a special one-time election for participants in the DDFP, a deferred compensation program under which there were no new accurals after December 31, 2004, to receive a lump sum payout in 2008 of their accrued benefits as a resolution of these claims, a majority of which are unsecured claims, pursuant to Dana’s plan of reorganization and the bankruptcy claims distribution rules. Any participant who has an undistributed accrued benefit in the DDFP as of November 1, 2007 will be entitled to elect to receive a payment of his or her benefit under the DDFP during 2008 (but not before the date on which a plan of reorganization for Dana as confirmed by the Bankruptcy Court takes effect) regardless of whether the individual is an active Director of Dana prior to the date of payment. Additionally, the DDFP was amended to comply with the documentary requirements of Section 409A of the Code.
     The foregoing description of these amendments to Dana’s plans is qualified in its entirety by reference to the amended and restated plans, which are filed herewith as Exhibits 10.1 through 10.4 and are incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits. The following exhibits are filed with this report.

Exhibit No.	Description

10.1*	Dana Corporation Excess Benefits Plan, as amended and restated

10.2*	Dana Corporation Supplemental Benefits Plan, as amended and restated

10.3*	Dana Corporation Additional Compensation Plan, as amended and restated

10.4*	Dana Corporation Director Deferred Fee Plan, as amended and restated

*	These Plans are management contract or compensatory plans.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dana Corporation (Registrant)
Date: November 16, 2007	By:	/s/ Marc S. Levin
Marc S. Levin
Acting General Counsel and Acting Secretary

Exhibit Index

Exhibit No.	Description

10.1*	Dana Corporation Excess Benefits Plan, as amended and restated

10.2*	Dana Corporation Supplemental Benefits Plan, as amended and restated

10.3*	Dana Corporation Additional Compensation Plan, as amended and restated

10.4*	Dana Corporation Director Deferred Fee Plan, as amended and restated

*	These Plans are management contract or compensatory plans.

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